Exhibit (p)(8)

Rockefeller Capital Management

Personal Account Trading Policy

Effective Date: June 12, 2023 Issued By: Compliance Version #: 1.0

Confidential – Internal Use Only	1

CHANGE HISTORY

Document Version	Date	Change Details		Author
1.0	June 12, 23	Compliance replaced the Personal Securities Transactions Policy with the Personal Account Trading Policy; changes to key policy requirements are listed below:		J. Lamicela
		●	Changing the preclearance requirement for Management Committee Members to include only the President and CEO of RCM and his direct reports (Management Committee Members who do not report directly to the President and CEO of RCM will no longer be required to preclear transactions in publicly traded securities).
		●	New requirements for Investment Solutions Group employees to obtain prior approval from their manager when purchasing or selling any structured product or private securities transaction that RCM is offering,
		●	Extending preclearance approvals to the day granted and the following business day.
		●	Updating the list of products that require preclearance to include single-stock leveraged or inverse exchange traded funds.
		●	Requiring employees holding accounts at unapproved brokers to provide client statements and enter transaction details in Protegent PTA within 30 days of the end of the statement period.

Confidential – Internal Use Only	2

Table of Contents

Background	4
General Principles	4
Definitions	4
Disclosure of Personal Accounts	6
Exempt Personal Accounts	6
Exempt Instruments	7
Transfer of Personal Accounts for Designated Covered Persons	7
Approved Brokers for Personal Accounts	7
Adding Accounts to the Protegent PTA Data Feed	8
Restricted List Prohibitions	8
General Prohibitions	8
Preclearance Requirements for Direct Private Securities Transactions and Pooled Private Funds	9
Preclearance Requirements for Publicly Traded Securities	9
Instruments Exempt from Preclearance Requirements	9
Securities Transactions Which Require Preclearance	10
Additional Requirements for Investment Solution Group Employees	10
Approved Preclearance Trading Windows	10
RAM Personnel Only Requirements	10
Vantage Rock Capital Fund Requirements	11
Private Advisors with Public Company or Public Company Insider Clients	11
Annual Certification	11
Legal & Compliance Department Review of Transactions	12
Confidentiality	12
Regulatory Citations	12
Recordkeeping Requirements	12
Discipline/Enforcement	12
Appendix A – Approved Broker List	A-1
Appendix B – Affiliated Mutual Funds	B-1
Appendix C – Summarized Requirements Chart by Function	C-1
Appendix D – Recordkeeping Schedule	D-1

Confidential – Internal Use Only	3

Background

Rockefeller Capital Management (“Rockefeller” or “RCM”) has established a Personal Account Trading Policy (the “Policy”) to fulfill its obligations under Rule 204A-1 under the Investment Act, Rule 17j-1 under the Investment Company Act, FINRA Rules 3110, 3210, 3280, and 5130, and other Federal Securities Laws such as Section 15(g) of the Securities Exchange Act of 1934.

This Policy applies to all employees of RCM, its subsidiaries, and all other Access Persons (defined below) identified by RCM (collectively, “Covered Persons”). The Policy also applies to the Personal Accounts held by immediate family members of Covered Persons (defined herein). Interns, temporary employees and/or contractors may, depending on the nature and duration of their assignment, and system and information access levels, be designated as Covered Persons and subject to the policy.

General Principles

In conducting personal securities activities, all RCM personnel are required to comply with all applicable laws and regulations and the following general principles:

●	Interests of RCM’s clients must always be placed first,
●	No security may be purchased or sold in a Personal Account if the transaction would disadvantage any existing or prospective Rockefeller client of an investment opportunity,
●	All securities transactions must be conducted in such a manner as to avoid any actual, potential, or perceived conflicts of interest or any abuse of an individuals’s position of trust and responsibility, and
●	RCM personnel must not take inappropriate advantage of their position or information they have received and/or to which they have access.

Definitions

Covered Person is defined as all employees of RCM, its subsidiaries, and all other Access Persons (defined below), identified by RCM.

Access Person is defined as a Supervised Person of an investment adviser who:

●	Has access to non-public information regarding any advisory client’s purchase or sale of securities, or non-public information regarding the portfolio holdings of any reportable fund (i.e., any fund advised by the Firm or whose investment advisor or principal underwriter controls the Firm or is controlled or under common control with the Firm), or
●	Is involved in making securities recommendations to advisory clients in advisory accounts or has access to such recommendations that are non-public and for purposes of this Policy includes associated persons of Rockefeller Financial as such term is defined by FINRA.

Confidential – Internal Use Only	4

Immediate family member includes the following:

●	Spouse,
●	Child of the Covered Person or of the Covered Person’s spouse if the child resides in the same household or is financially dependent on the Covered Person,
●	Any other related individual over whose accounts the Covered Person has control, or
●	Any other individual over whose account the Covered Person has control and to whose financial support the Covered Person materially contributes.

Personal Accounts are defined as an account in which the Covered Person or an immediate family member has direct or indirect influence or control or a direct or indirect beneficial interest, such as:

●	Any brokerage account,
●	Any managed account, including third-party discretionary and non-discretionary accounts,
●	Accounts established for private investments,
●	Individual retirement plans,
●	Trusts, and
●	Investment clubs

Bank checking, and bank savings accounts and accounts where investment options are limited solely to the instruments listed in the Exempt Instruments section are excluded from the definition of a Personal Account.

Direct or Indirect Influence or Control is the ability to influence or control, directly or indirectly, specific investment decisions within a Personal Account, including (i) suggesting purchases or sales of specific investments to a trustee or third-party discretionary manager of an account, (ii) directing purchases or sales of specific investments in an account, and (iii) consulting with the trustee or third-party discretionary manager of an account as to the purchase, sale or status of specific investments to be made in the account.

Direct or Indirect Beneficial Interest of securities means any securities in which the Covered Person can profit from or share in any profit derived from a transaction in these securities.

Private Securities Transaction is defined in FINRA Rule 3280(e)(1) as follows: “Private securities transaction” shall mean any securities transaction outside the regular course or scope of an associated person’s employment with a member, including, though not limited to, new offerings of securities which are not registered with the Commission, provided however that transactions subject to the notification requirements of Rule 3210, transactions among immediate family members (as defined in FINRA Rule 5130), for which no associated person receives any selling compensation, and personal transactions in investment company and variable annuity securities, shall be excluded.”

Confidential – Internal Use Only	5

Disclosure of Personal Accounts

Covered Persons must disclose Personal Accounts in Protegent PTA within 10 calendar days of commencing employment, and thereafter, immediately upon the establishment of any Personal Account. Covered Persons must provide the account holder’s name(s), the account number, and the financial institution where the account is held, and other information, as necessary.

Exempt Personal Accounts

The following account types have limited investment options (i.e., can only invest in Exempt Instruments) and are generally excluded from the definition of a Personal Account:

●	Health savings accounts,
●	Insurance products (e.g., life insurance products and annuities not held at a broker dealer),
●	TreasuryDirect accounts,
●	Donor advised funds,
●	529 Plans,
●	Qualified employer sponsored retirement plans (i.e., 401(k) and 403(b) plans),
●	Accounts limited to purchases of third-party mutual funds (i.e., accounts established directly with the Mutual Fund), and
●	Accounts limited to transactions in Crypto currencies (e.g., Coinbase) only.

If the Personal Account can hold non-Exempt Instruments or if you can purchase Rockefeller Asset Management (“RAM”) advised or sub-advised mutual funds (see Appendix B for the complete list of RAM advised mutual funds), the Personal Account is subject to the policy requirements.

Confidential – Internal Use Only	6

Exempt Instruments

The following products are considered exempt instruments:

●	Direct obligations of the U.S. government, including government agencies,
●	Bankers acceptances, bank certificates of deposit, commercial paper,
●	Shares issued by money market funds,
●	Municipal bonds, and
●	Shares issued by third-party mutual funds.

Transfer of Personal Accounts for Designated Covered Persons

RCM employees who are Private Advisors or Managing Directors are required to transfer their Personal Accounts to RCM within 30 calendar days of commencing employment at RCM or change in status. Any exception request must be submitted through Protegent PTA and approved by the RCM employee’s supervisor and/or line manager and RCM’s Chief Operating Officer.

Approved Brokers for Personal Accounts

Covered Persons must maintain Personal Accounts at an Approved Broker (See Appendix A) unless an exception is granted by Compliance for the following reasons:

●	Accounts which are unable to be transferred such as Personal Accounts controlled or owned by a Covered Person’s immediate family member(s) who are employed by other financial services firms that require accounts to be maintained at such other financial services firms, and
●	Accounts for temporary Covered Persons such as interns, temporary employees, and contractors (pre-clearance requirements will apply).

Any exception request must be submitted through Protegent PTA. If the exception is approved, the following requirements will apply:

●	RCM employee must notify the Firm where the account is maintained that the Covered Person is associated with Rockefeller Financial,
●	RCM employee must upload brokerage and client-directed managed accounts (non- discretionary accounts) statements into Protegent PTA at predetermined times (e.g., monthly, quarterly, etc.) set by Compliance,
●	For brokerage accounts and client-directed managed accounts (non-discretionary accounts), the Covered Person is required to manually enter all purchases and sales transactions of non-exempt instruments into Protegent PTA within 30 days of the end of the statement period, and
●	Upon written request, Compliance will provide Covered Persons with FINRA 3210 letters.

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Covered Persons are required to transfer their non-exempt brokerage and investment accounts to an Approved Broker within 30 calendar days of commencing employment at RCM or change in status.

Adding Accounts to the Protegent PTA Data Feed

Approved Brokers may require Covered Persons and their immediate family members to complete certain documentation before having their Personal Accounts added to Protegent PTA. Covered Persons must promptly complete any required documentation to facilitate timely data feed connection.

Restricted List Prohibitions

Covered Persons are prohibited from transacting in securities on the Firm’s Restricted List, including any derivative of such security (see exemptions below) or any other related security. The Firm’s Restricted List is available on the Legal & Compliance Policies and Procedures SharePoint. Covered Persons are required to consult the Restricted List prior to requesting approval for any transaction.

General Prohibitions

●	Covered Persons are prohibited from effecting securities transactions while in the possession of material, non-public information,
●	Covered Persons are prohibited from purchasing initial public offerings. Please note: special purpose acquisition companies (SPACS), business development companies (BDCs), and offerings of preferred and convertible securities for listed companies are not considered a “new issue” and therefore not subject to the Initial Public Offering prohibition,
●	Covered Persons may not make, direct, or recommend non-exempt instrument transactions in third-party managed accounts,
●	Covered Persons may not participate in an account that includes clients who are not immediate family members of the Covered Persons without the prior written approval from the Legal & Compliance Department and the Covered Person’s direct supervisor, and
●	Personnel authorized to approve transactions under this Policy (each, an “Authorized Person”) may not approve transactions involving themselves or their related accounts and must have another Authorized Person approve their transactions.

Confidential – Internal Use Only	8

Preclearance Requirements for Direct Private Securities Transactions and Pooled Private Funds

All Covered Persons are required to preclear all Private Securities Transactions (hedge funds, private equity funds, direct private equity investments, etc.), including Private Securities Transactions offered through RCM, with approvals documented in Protegent PTA.

Please note, additional requirements apply to Investment Solutions Group employees, please find additional details in the section entitled “Additional Requirements for Investment Solution Group Employees” below.

Preclearance Requirements for Publicly Traded Securities

The following Covered Persons must preclear all transactions in all Personal Accounts, except for transactions in Exempt Instruments and transactions in Managed Accounts with third-party discretionary authority:

●	The President and CEO of RCM, including his direct reports,
●	Asset Management,
●	Corporate Finance,
●	Investment Solutions Group,
●	Legal & Compliance,
●	Risk,
●	Strategic Advisory, and
●	Any other Covered Person designated by senior management of the Firm because of their access to information.

Instruments Exempt from Preclearance Requirements

The following instruments do not require preclearance:

●	Direct obligations of the U.S. Government, including government agencies,
●	Bankers acceptances, bank certificates of deposit, commercial paper,
●	Shares issued by money market funds,
●	Municipal bonds,
●	Shares issued by mutual funds and closed-end funds,
●	Exchange traded funds (ETFs), except for single-stock leveraged or inverse, exchange traded notes (ETNs), including options on ETFs and ETNs
●	Unit investment trusts,
●	Structured products that are tied to the performance of an index[1],
●	Index futures, and
●	Exchange listed or OTC index options.

[1]	This exemption does not apply to Investment Solutions Group employees; additional details are provided in the “Additional Requirements for Investment Solution Group Employees” section of this document.

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Securities Transactions Which Require Preclearance

The following investments are subject to pre-clearance:

●	Equities, including preferred stock,
●	Equity options,
●	Corporate debt,
●	Structured products that are linked to individual equities,
●	Private Securities Transactions, and
●	Single stock leveraged or inverse exchange traded funds.

Additional Requirements for Investment Solution Group Employees

In addition to preclearance requirements, Investment Solutions Group employees must also obtain prior approval from their manager, when purchasing or selling any structured product or private securities transaction that RCM is offering. Manager approvals must be documented and provided to Compliance, at the time of preclearance. Manager approval must not be stale and submitted in PTA within 3 business days after it has been obtained.

Approved Preclearance Trading Windows

Preclearance approvals are typically effective for the day granted and the following business day, excluding private securities transactions. Approval to transact in private securities transactions must be submitted in a timely fashion and should not exceed 30 days post approval. All transactions must be entered and executed within their applicable time. Covered Persons who are required to preclear transactions in public securities are strongly discouraged from utilizing GTC orders as executions occurring outside the approved trading window may result in policy violations and potential disciplinary actions.

RAM Personnel Only Requirements

All RAM personnel are prohibited from engaging in short-term trading of the same security within a 30-day period. Short term trading is defined as a purchase and sale of shares/units, or vice versa, within a 30-calendar day period for securities which require pre-clearance.

RAM Investment Professionals (RIP’s) are defined as RCM personnel who are designated as traders, investment research or portfolio managers. Considering the nature of their position, RIPs will not be permitted to trade or invest in securities in their Personal Account if they have invested (existing holding in a client portfolio) or if they are contemplating an investment in the security in the foreseeable future.

Confidential – Internal Use Only	10

Vantage Rock Capital Fund Requirements

Vantage Rock Capital Fund portfolio managers and research analysts (“VR Staff”) are RAM employees and are covered by the RAM Code of Ethics and specifically this Policy. VR Staff are not permitted to trade individual securities within their Personal Accounts; however, they will be permitted to purchase mutual funds, exchange traded funds, exchange traded notes, and Exempt Instruments. In limited circumstances, with the approval of VR senior management, including the CCO of RAM, exceptions may be granted.

Private Advisors with Public Company or Public Company Insider Clients

Any Covered Person who is a Private Advisor or a team member2 of a Private Advisor that has or obtains a client who is a publicly traded company or an officer, director, or beneficial owner of more than 10% of the voting shares of a public company must:

●	Disclose and document in writing, such as through email correspondence, the details of the insider account, including the name of the insider, the account number, and information on the public company, to a member of their Divisional Management Team (e.g., Divisional Business Director, Divisional Operations Director, FO Operations). This disclosure must be made upon the establishment of the account or when the Private Advisor becomes aware of any relevant change to the client’s or the public company’s status (e.g., the client leaves the public company, the public company is acquired or goes private, etc.),
●	Work with their Divisional Management Team to notate the relationship to the public company on applicable Wealthscape account (suitability) profile screens,
●	Request and obtain pre-approval through Protegent PTA prior to effecting any personal transactions in the securities of that company, and
●	Effect personal transactions in the securities of the company only within the pre-defined quarterly personal trading window, which begins on the second trading day after the company announces its quarterly or year-end earnings and ends at the close of business on the thirtieth (30) calendar day following such announcement.

Annual Certification

Covered Persons are required to annually certify they have:

●	Disclosed all Personal Accounts,
●	Pre-cleared all transactions, and
●	Disclosed all holdings which are subject to the policy.

[2]	The term team member excludes sales support staff.

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Legal & Compliance Department Review of Transactions

The Legal & Compliance Department may perform pre- and/or post-trade reviews, at predetermined times, to identify potential conflicts of interest or prohibited transactions. Rockefeller may disapprove any proposed transaction during the pre-trade approval process, particularly if the transaction appears to pose a conflict of interest or otherwise appears improper.

The Firm reserves the right to require any Covered Person to reverse, cancel or freeze (at the Covered Person’s expense) any transaction or position in a specific security that the Firm believes violates its policies or this Policy or appears improper.

Confidentiality

All transaction and holding reports and broker account information will be maintained in confidence, except to the extent necessary to implement and enforce the provisions of the Personal Account Trading Policy. Confidential information may also be shared with regulators as well as the Firm’s outside counsel, auditors, and others who are subject to confidentiality obligations, regulators and other legal authorities.

Regulatory Citations

Key policy regulatory citations includes, but is not limited to:

●	Rule 204A-1 under the Investment Advisers Act
●	Section 15(g) of the Securities Exchange Act of 1934
●	FINRA Rule 3110
●	FINRA Rule 3210
●	FINRA Rule 3280
●	FINRA Rule 5130

Recordkeeping Requirements

RCM maintains certain books and records relating to your Personal Accounts and trading activity, in accordance with regulatory requirements. Additional details are provided in Appendix D.

Discipline/Enforcement

Non-adherence to this policy may subject you to disciplinary action.

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Appendix A – Approved Broker List

Approved Brokers include the following:

●	Alliance Bernstein
●	Ameriprise
●	Bank of America
●	Charles Schwab
●	Chase Investment Services Corp
●	Citi Private Bank (only Citi PWM accounts with the following format CXX-XXXXXX)
●	E*TRADE
●	Edward Jones
●	Fidelity
●	Goldman Sachs
●	Interactive Brokers
●	J.P. Morgan Chase
●	LPL Financial
●	Merrill Lynch
●	Morgan Stanley
●	Oppenheimer & Co.
●	Pershing Advisory Services
●	Raymond James
●	Rockefeller Capital Management (via NFS)
●	RBC
●	Stifel Nicholas
●	TD Ameritrade
●	T. Rowe Price
●	UBS
●	Vanguard
●	Wells Fargo

Appendix A-1

Appendix B – Affiliated Mutual Funds

U.S. Mutual Funds

Fund Name	Ticker	CUSIP
Rockefeller Climate Solutions Fund	RKCAX	89834G786
Rockefeller Climate Solutions Fund	RKCIX	89834G794
Touchstone International ESG Equity Fund	TPYAX	89155H579
Touchstone International ESG Equity Fund	TPYCX	89155H561
Touchstone International ESG Equity Fund	TPYIX	89155T532
Touchstone International ESG Equity Fund	TPYYX	89155H553
Touchstone International ESG Equity Fund	TPYIX	89155T532
Touchstone Non-US ESG Equity Fund	TEQAX	89154X302
Touchstone Non-US ESG Equity Fund	TEQCX	89154X401
Touchstone Non-US ESG Equity Fund	TIQIX	89154X633
Touchstone Non-US ESG Equity Fund	TROCX	89154Q513

UCITS funds (offered in the UK)

Fund Name	Share Class Name	ISIN
Rockefeller Climate Solutions UCITS	Class A USD Acc Unhedged	IE00BLF7QP99
Rockefeller Climate Solutions UCITS	Class I USD Acc Unhedged	IE00BLF7QQ07
Rockefeller Climate Solutions UCITS	Class I3 GBP Acc Unhedged	IE00BMYLXN61
Rockefeller Climate Solutions UCITS	Class F USD Acc Unhedged	IE00BLF7QR14
Rockefeller Climate Solutions UCITS	Class X USD Acc Unhedged	IE00BLF7QS21
Rockefeller US Equity ESG Improvers UCITS	Class A USD Acc Unhedged	IE00BJ31TJ41
Rockefeller US Equity ESG Improvers UCITS	Class I USD Acc Unhedged	IE00BJFTSY40
Rockefeller US Equity ESG Improvers UCITS	Class I3 GBP Acc Unhedged	IE00BMCM5M44
Rockefeller US Equity ESG Improvers UCITS	Class F USD Acc Unhedged	IE00BJ064V97
Rockefeller US Equity ESG Improvers UCITS	Class X USD Acc Unhedged	IE00BJFTSZ56
Rockefeller Global Equity ESG Improvers UCITS	Class A USD Acc Unhedged	IE00BJ31TK55
Rockefeller Global Equity ESG Improvers UCITS	Class I USD Acc Unhedged	IE00BJFTT071
Rockefeller Global Equity ESG Improvers UCITS	Class I3 GBP Acc Unhedged	IE000PKAR134
Rockefeller Global Equity ESG Improvers UCITS	Class F USD Acc Unhedged	IE00BJ065276
Rockefeller Global Equity ESG Improvers UCITS	Class X USD Acc Unhedged	IE00BJFTT188
Rockefeller Global Equity ESG Improvers UCITS	Class X3 GBP Acc Unhedged	IE00BKVL8F20
Rockefeller Global Equity ESG Improvers UCITS	Class U1 CHF Acc Hedged	IE00BJBZKD98
Rockefeller Global Equity ESG Improvers UCITS	Class U2 EUR Acc Hedged	IE00BJBZKF13
Rockefeller Global Equity ESG Improvers UCITS	Class U3 GBP Acc Hedged	IE00BJBZKG20

Appendix B-1

UCITS funds (offered in the UK) (Cont’d)

Fund Name	Share Class Name	ISIN
Rockefeller Global Equity ESG Improvers UCITS	Class U4 USD Acc Hedged	IE00BJBZMT98
Rockefeller Global Equity ESG Improvers UCITS	Class U5 CHF Dist Hedged	IE00BJBZMV11
Rockefeller Global Equity ESG Improvers UCITS	Class U6 EUR Dist Hedged	IE00BJBZMW28
Rockefeller Global Equity ESG Improvers UCITS	Class U7 GBP Dist Hedged	IE00BJBZMX35
Rockefeller Global Equity ESG Improvers UCITS	Class U8 USD Dist Hedged	IE00BJBZMY42
Rockefeller Global Equity ESG Improvers UCITS	Class U9 USD Dist Unhedged	IE00BMXB8766
Rockefeller Global Equity ESG Improvers UCITS	Class UR1 CHF Acc Hedged	IE00BJBZN070
Rockefeller Global Equity ESG Improvers UCITS	Class UR2 EUR Acc Hedged	IE00BJBZN187
Rockefeller Global Equity ESG Improvers UCITS	Class UR3 GBP Acc Hedged	IE00BJBZN294
Rockefeller Global Equity ESG Improvers UCITS	Class UR4 USD Acc Hedged	IE00BJBZN302
Rockefeller Global Equity ESG Improvers UCITS	Class UR5 CHF Dist Hedged	IE00BJBZN419
Rockefeller Global Equity ESG Improvers UCITS	Class UR6 EUR Dist Hedged	IE00BJBZN526
Rockefeller Global Equity ESG Improvers UCITS	Class UR7 GBP Dist Hedged	IE00BJBZN633
Rockefeller Global Equity ESG Improvers UCITS	Class UR8 USD Dist Hedged	IE00BJBZN740

Appendix B-2

Appendix C – Summarized Requirements Chart by Function

Select Policy Requirements	RCM President & CEO and Direct Reports	Asset Mgmt	Corporate Finance	Investment Solutions Group	Legal & Compliance	Risk	Strategic Advisory	RGFO PA Teams[1]	Trust Companies	Other Covered Persons
Required to use Approved Brokers (excluding accounts that can only transact in exempt securities)
Account Disclosure (excluding Exempt Accounts), upon initial hire and as soon as new accounts are opened
Holdings Disclosure, upon initial hire and annually thereafter
Pre-Clear Trades in Non-Exempt Securities								See footnote	N/A	Applicable only if designated by Legal & Compliance
Pre-Clearance Window	Day issued + the following business day								N/A	Applicable only if designated by Legal & Compliance
Preclear all Private Securities Transactions, including those offered by RCM, in all accounts (Self Directed or Managed Account)
Obtain prior approval from manager for transactions in structured products or private securities offered by RCM.	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A
Subject to a 30-day holding period (Short Term Trading)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
For accounts which cannot be added to the electronic feed: - Provide statements - Enter trades in non-exempt securities in PTA
Initial public offerings are prohibited, irrespective if an account is Managed or Self Directed.[2]

[1]	Private Advisors must specify transactions in securities where a Public Company or Public Company Insider is a client. (See page 11 of Personal Account Trading Policy for additional information).
[2]	SPACs, business development companies, offerings of preferred and convertible securities, and investment companies registered under the Investment Company Act, as amended, are not Connsidered a “new issue” and therefore not subject to the Initial Public Offering prohibition.

Appendix C-1

Appendix D – Recordkeeping Schedule

Description	Minimum Years to be Retained
A copy of each version of the Policy that has been in effect at any time	6
A record of any violation of the Policy and any action taken as a result of such violation from the end of the fiscal year in which the violation occurred	6
A list of the names of persons who were Covered Persons at any time	6
A record of all acknowledgements of receipt of the Policy and amendments for each person who is currently, or was a Covered Person	6
Brokerage confirmations and account statements submitted in lieu of reports	6
A record of the acquisition of securities by Covered Persons in Limited Offerings together with the supporting reasons for such approval for at least six years after the end of the fiscal year in which approval was granted	6
A copy of each report made to an Affiliated Mutual Fund’s chief compliance officer and board of trustees for at least six years after the end of the fiscal year in which it was made	6

Appendix D-1